Exhibit No. 32.1
Form 10-K
Marketing Acquisition Corporation
File No. 0-52072

For the year ended December 31, 2009

     Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Marketing Acquisition Corporation (the “Company”) on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Timothy P. Halter, Chief Executive and Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 5, 2010	By: Timothy P. Halter
Timothy P. Halter
Chief Executive and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Marketing Acquisition Corporation and will be retained by Marketing Acquisition Corporation and furnished to the Securities and Exchange Commission or its staff upon request.